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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): November 3, 2004


                            LIBERTY MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                        0-20421              84-1288730
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)        Identification No.)


                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (720) 875-5400


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     On November 3, 2004, Liberty Media Corporation ("Liberty") entered into a total return swap transaction ("Swap") with Merrill Lynch International ("Financial Institution") in respect of 84,700,000 shares (the "Number of Shares") of the Class B Common Stock, par value $.01 per share ("Class B Stock"), of News Corporation, Inc. (the "Issuer"). The Swap terminates pursuant to its terms in April 2005, unless automatically terminated earlier upon the occurrence of certain market conditions outside the control of Liberty (the "Termination Date"). Pursuant to the terms of the Swap, in connection with the Termination Date, Liberty will be obligated to pay to the Financial Institution an amount equal to any decline in the per share price of the Class B Stock below $17.412 multiplied by the Number of Shares; and the Financial Institution will be obligated to pay to Liberty an amount equal to any increase in the per share price of the Class B Stock above $17.412 multiplied by the Number of Shares. Pursuant to the Swap, Liberty will also pay to the Financial Institution in connection with a Termination Date, interest on $1,474,796,400, the notional value of the Swap, at an annualized rate based on the prevailing one-month Libor rate (the "Libor Payment"). As a result, Liberty's maximum economic exposure under the Swap is limited to $1,474,796,400 plus the Libor Payment. Additionally, if and only if (i) the transaction is consummated by which The News Corporation Limited reincorporates from Australia to the United States as the Issuer and (ii) Liberty receives appropriate governmental approvals, Liberty may elect to purchase (with cash or other consideration, including marketable securities) the Number of Shares in connection with the Termination Date.

     On November 3, 2004, Liberty hedged its economic exposure to the Swap by entering into a hedging transaction with Financial Institution with respect to 80,000,000 shares ("Hedged Shares") of Class B Stock (the "Contract"). Pursuant to the Contract, if at the maturity of the Contract the per share price of the Class B Stock is less than $14.952 (the "Lower Price"), Liberty will be entitled to receive an amount in cash equal to such differential multiplied by the number of Hedged Shares, and if the per share price of the Class B Stock is greater than $20.053 for the first tranche of 40,000,000 shares or $20.756 for the second tranche of 40,000,000 shares (in each case, the "Upper Price") Liberty will be obligated to pay to Counterparty an amount in cash equal to such differential multiplied by the number of Hedged Shares corresponding to such tranche. If, at the maturity of the Contract the per share price of the Class B Stock is equal to or greater than the Lower Price and less than or equal to the Upper Price, then Liberty will not be obligated to pay to and will not be entitled to receive any payment from Counterparty. The Contract will mature at various dates in 2006. Liberty believes that any amounts payable to Counterparty pursuant to the Contract will be offset by any gains associated with the Swap.

ITEM 7.01 REGULATION FD DISCLOSURE

     Attached hereto is a press release issued by Liberty on November 3, 2004, describing the agreements noted in Item 2.03 above.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        LIBERTY MEDIA CORPORATION



Date: November 3, 2004          By:    /s/ Charles Y. Tanabe
                                       -----------------------------------------
                                Name:  Charles Y. Tanabe
                                Title: Senior Vice President and General Counsel


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